Exhibit 10.1

SEVENTH AMENDMENT & WAIVER

This Seventh Amendment & Waiver (this “Amendment”) dated as of August 14, 2009 (the “Seventh Amendment Effective Date”) is by and among MxEnergy Inc., a Delaware corporation (“MxEnergy”), MxEnergy Electric Inc., a Delaware corporation (“MxEnergy Electric”, MxEnergy and MxEnergy Electric each a “Borrower” and collectively, the “Borrowers”), MxEnergy Holdings Inc. and certain Subsidiaries thereof (collectively, the “Guarantors”), the financial institutions and other Persons whose signatures appear below as Lenders, Société Générale, as Issuing Bank, and Société Générale, as Administrative Agent.

PRELIMINARY STATEMENTS

A.            Reference is made to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 among the Borrowers, the Guarantors, the lenders party thereto and the Administrative Agent, as amended by the First Amendment dated as of March 11, 2009, the Second Amendment & Waiver dated as of May 15, 2009, the Third Amendment & Waiver dated as of May 29, 2009, the Fourth Amendment & Waiver dated as of June 8, 2009, the Fifth Amendment dated as of June 15, 2009, and the Sixth Amendment, Waiver & Consent dated as of July 31, 2009 (as amended through the date hereof, the “Credit Agreement”).  Unless otherwise expressly provided herein, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

B.            Section 7.01(m) of the Credit Agreement provides that a Trigger Event is an Event of Default.  It is a Trigger Event if on or prior to August 7, 2009, the Parent and MxEnergy fail to deliver (i) to the Administrative Agent, a letter from the Refinance Party confirming to the effect that the Refinance Party actively continues to negotiate definitive documentation in good faith with the Parent and the Borrowers on the Refinance Transaction and that the Refinance Party’s due diligence investigation of the Borrowers’ business has not identified any materially adverse matters in the judgment of the Refinance Party, (ii) to Bracewell & Giuliani LLP, the Commercial Term Sheet, (iii) to the Administrative Agent, a certificate from an authorized officer of the Parent certifying that the Commercial Term Sheet (y) evidences that any collateral to be provided to the Refinance Party in connection with the Refinance Transaction shall specifically exclude the LC Cash Collateral Account and the “Cash Collateral” (as defined in the Amended DACA (as defined in the Sixth Amendment)) and (z) enables a refinancing in full of the Obligations and permits MxEnergy to request the issuance of letters of credit in a face amount sufficient to enable the Borrowers to comply with Section 2.14(e)(ii), and (iv) to the Administrative Agent, a written agreement among the Refinance Party, the Parent and the Borrowers confirming that (x) such Commercial Term Sheet represents the agreement of such Persons as to the matters contained therein, (y) no other material matters in connection with the Senior Notes Exchange Offer or the Refinance Transaction remain outstanding as between such Persons, and (z) such Commercial Term Sheet is not inconsistent in any manner with the Equity & Intercreditor Term Sheets ((i)-(iv) collectively, the “August 7 Milestone Requirements”).  As of the date hereof, an Event of Default has occurred and is continuing under Section 7.01(m) of the Credit Agreement due to the failure of the Parent and MxEnergy to comply with the August 7 Milestone Requirements (the “Seventh Amendment Default”).

C.            The Borrowers have requested that the Lenders, the Issuing Bank and the Administrative Agent amend the Credit Agreement as set forth in this Amendment and waive the Seventh Amendment Default to the extent provided herein.

D.            The Lenders party hereto, constituting all of the Lenders under the Credit Agreement, the Issuing Bank and the Administrative Agent are willing to amend the Credit Agreement and waive the Seventh Amendment Default on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

AGREEMENT

Section 1.               Amendments to Credit Agreement.

(a)           Amendments to Section 1.01.

(i)            The following new definitions are hereby added in the appropriate alphabetical order to read as follows:

“Seventh Amendment” means the Seventh Amendment & Waiver, dated as of August 14, 2009, to the Agreement, by and among the Borrowers, the Parent, the Guarantors, the Lenders, the Issuing Bank and the Administrative Agent.

“Seventh Amendment Effective Date” means the date upon which the Seventh Amendment becomes effective in accordance with its terms.

(ii)           The definition of “Maturity Date” is hereby amended in its entirety to read as follows:

“Maturity Date” means August 18, 2009; provided that, if on or prior to August 14, 2009 the Administrative Agent has received (a) a fully executed copy of a letter regarding the Refinance Transaction from the Refinance Party to MxEnergy and/or the Parent which is in form and substance satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion, (b) effective amendments to the Exchange Offering Memo and the Lock-Up Agreement, in each case (i) containing terms substantially consistent with the Term Sheets and other terms agreed to (pursuant to evidence reasonably satisfactory to the Administrative Agent and the Majority Lenders) by the Parent, the Refinance Party and the holders of the Senior Notes, (ii) extending the expiration date of the Senior Notes Exchange Offer to no later than 12:00 midnight New York time on August 29, 2009, (iii) identifying the Refinance Party by name and (iv) in form and substance reasonably satisfactory to the Administrative Agent and the Majority Lenders, and (c) evidence satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion that all consents, approvals and notices set forth on Part A of Schedule I to the Sixth Amendment have been obtained or made on or prior to such date, then the Maturity Date shall be extended to August 31, 2009.

Section 2.               Waiver.

(a)           The Lenders hereby agree, subject to the terms and conditions of this Amendment, to waive the Seventh Amendment Default.  The foregoing waiver shall relate back to, and be deemed effective as of, the date of the occurrence of the Seventh Amendment Default.

(b)           The waiver by the Lenders described in this Section 2 is contingent upon the satisfaction of the conditions precedent set forth below in this Amendment and is limited to the Seventh Amendment Default.  Such waiver is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of Section 7.01(m) of the Credit Agreement or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents.  The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any other present or future Defaults or Events of Default with respect to the Credit Agreement or any other provision of any Loan Document.

Section 3.               Conditions to Effectiveness.  This Amendment shall be effective as of the Seventh Amendment Effective Date when the Administrative Agent shall have received each of the following:

(a)           counterparts of this Amendment, duly executed by each Loan Party and each Lender; and

(b)           a duly executed amendment or waiver to the Master Transaction Agreement which shall be effective and shall amend the Master Transaction Agreement or waive the provisions thereof (i) to provide for an automatic extension of the Borrowers’ ability to obtain hedging on an unmargined basis in accordance with the terms of the Master Transaction Agreement through August 31, 2009 upon the satisfaction of conditions substantially similar to those contained in the proviso set forth in the definition of “Maturity Date”, as amended by this Amendment, (ii) to waive any default thereunder with respect to any “Milestone” to the extent the corresponding Trigger Event is waived hereunder, (iii) for which no fees are paid to the Secured Counterparty in consideration, and (iv) which shall otherwise be satisfactory to the Administrative Agent and the Majority Lenders in their sole discretion.

Section 4.               Representations and Warranties.  Each Loan Party jointly and severally hereby represents and warrants that, as of the Seventh Amendment Effective Date (after giving effect to this Amendment):

(a)           all representations and warranties of such Loan Party contained in the Credit Agreement, as amended hereby, and any other Loan Document are true and correct in all material respects with the same effect as if such representations and warranties had been made on the Seventh Amendment Effective Date (it being understood and agreed that any representation which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date); and

(b)           no Default has occurred and is continuing.

Section 5.               Consent of Guarantors; Confirmation of Guarantees.  Each Guarantor hereby consents to this Amendment and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, the Guarantee contained in Article VIII of the Credit Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

Section 6.               Release; Acknowledgement of Debt.

(a)           As a material part of the consideration for the Administrative Agent and the Lenders entering into this Amendment, each Borrower and each Guarantor, on behalf of itself and its officers, directors, equity holders, Affiliates, successors and assigns, hereby releases and forever discharges the Administrative Agent, the Issuing Bank, and each Lender and their respective predecessors, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, subsidiaries, and Affiliates (each a “Lender Party”) from any and all claims, expenses, costs, causes of actions or other losses or liabilities of any nature whatsoever existing on the Seventh Amendment Effective Date, including, without limitation, all claims, expenses, costs, causes of actions or other losses or liabilities for or in respect of contribution and indemnity, whether arising at law or in equity, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Borrower or Guarantor may have or claim to have against any Lender Party under, arising out of, in connection with, or in any way related to, this Amendment, the Credit Agreement, as amended hereby, or any other Loan Documents.  For the avoidance of doubt, the provisions of this clause shall survive any termination of the Credit Agreement, as amended hereby.

(b)           As of 9 a.m. New York time on the Seventh Amendment Effective Date, (i) the aggregate outstanding principal amount of (A) Revolving Advances is $0 and (B) Bridge Loans is $5,400,000.00; and (ii) the aggregate undrawn face amount of the Letters of Credit is 91,939,826.44.

Section 7.               Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York without regard to conflict of laws principles.

Section 8.               Entire Agreement.  This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties and supersede all prior agreements and understandings, whether written or oral, among the parties hereto concerning the transactions provided herein and therein.

Section 9.               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of this Amendment.

Section 10.             Headings.  The headings set forth in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

Section 11.             Severability.  In case any provision in or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Seventh Amendment Effective Date.

BORROWERS:

MXENERGY INC.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Chief Financial Officer

MXENERGY ELECTRIC INC.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Chief Financial Officer

GUARANTORS:

MXENERGY HOLDINGS INC.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Chief Financial Officer

ONLINE CHOICE INC.
MXENERGY GAS CAPITAL HOLDINGS CORP.
MXENERGY ELECTRIC CAPITAL HOLDINGS
CORP.
MXENERGY GAS CAPITAL CORP.
MXENERGY ELECTRIC CAPITAL CORP.
MXENERGY CAPITAL HOLDINGS CORP.
INFOMETER.COM INC.
MXENERGY CAPITAL CORP.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Chief Financial Officer

MXENERGY SERVICES INC.

By:	/s/CHAITU PARIKH
Name:	Chaitu Parikh
Title:	Chief Financial Officer

SOCIÉTÉ GÉNÉRALE, as Administrative Agent

By:	/s/EMANUEL CHESNEAU
Name:	Emanuel Chesneau
Title:	Managing Director

By:	/s/CHUNG-TAEK OH
Name:	Chung-Taek Oh
Title:	Vice President

SOCIÉTÉ GÉNÉRALE, as Issuing Bank

By:	/s/EMANUEL CHESNEAU
Name:	Emanuel Chesneau
Title:	Managing Director

By:	/s/CHUNG-TAEK OH
Name:	Chung-Taek Oh
Title:	Vice President

LENDERS:

SOCIÉTÉ GÉNÉRALE

By:	/s/EMANUEL CHESNEAU
Name:	Emanuel Chesneau
Title:	Managing Director

By:	/s/CHUNG-TAEK OH
Name:	Chung-Taek Oh
Title:	Vice President

WACHOVIA BANK, N.A.

By:	/s/STEVEN MARKUNAS
Name:	Steven Markunas
Title:	Assistant Vice President

CoBANK, ACB

By:	/s/DALE KEYES
Name:	Dale Keyes
Title:	Vice President

MORGAN STANLEY BANK

By:	/s/TODD WANNUCCI
Name:	Todd Wannucci
Title:	Managing Director

BANK OF AMERICA, N.A.

By:	/s/DAVID MAIORELLA
Name:	David Maiorella
Title:	Senior Vice President

ALLIED IRISH BANKS p.l.c.

By:	/s/ROBERT MOYLE
Name:	Robert Moyle
Title:	Senior Vice President

By:	/s/DAVID O’DRISCOLL
Name:	David O’Driscoll
Title:	Assistant Vice President

RZB FINANCE LLC

By:	/s/ASTRID WILKE	By:	/s/PEARL GEFFERS
Name:	Astrid Wilke	Name:	Pearl Geffers
Title:	Vice President	Title:	First Vice President

DENHAM COMMODITY PARTNERS FUND LP

By:	DENHAM COMMODITY PARTNERS GP
LP, its General Partner

By:	DENHAM GP LLC, its General Partner

By:	/s/PAUL WINTERS
Name:	Paul Winters
Title:	Authorized Signatory

/s/JEFFREY MAYER
Jeffrey Mayer

/s/CHAITU PARIKH
Chaitu Parikh

/s/ CAROLE R. ARTMAN-HODGE
Carole R. Artman-Hodge